UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant (“Encore”), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant (“Bravo”), and the registrant entered into Amendment No. 1 to the Amended and Restated Master Repurchase Agreement with IXIS Real Estate Capital Inc. (“Amendment No. 1”). The purpose of Amendment No. 1 was to amend the definition of “Maximum Amount,” to mean an amount equal to $500 million, which extends through May 11, 2006, and to provide for the related increases in the sub-limit amounts. Amendment No. 1 is filed as Exhibit 10.1.

On May 16, 2005, Encore, Bravo and the registrant, as guarantors and originators, and ECC SPV II, Encore SPV II and Bravo SPV II, as sellers, entered into a $300 million Master Repurchase Agreement with DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., as buyers (the “Master Repurchase Agreement”). The Master Repurchase Agreement expires on May 15, 2006. The Master Repurchase Agreement is filed as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of May 12, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and IXIS Real Estate Capital Inc.

10.2	Master Repurchase Agreement, dated as of May 16, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Bravo Credit Corporation, as guarantors and originators, ECC SPV II, Encore SPV II and Bravo SPV II, as sellers, and DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., as buyers.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

May 18, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Amended and Restated Master Repurchase Agreement, dated as of May 12, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and IXIS Real Estate Capital Inc.

10.2	Master Repurchase Agreement, dated as of May 16, 2005, by and among ECC Capital Corporation, Encore Credit Corp. and Bravo Credit Corporation, as guarantors and originators, ECC SPV II, Encore SPV II and Bravo SPV II, as sellers, and DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., as buyers.